UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2005

Simpson Manufacturing Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23804	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

4120 Dublin Boulevard, Suite 400, Dublin, CA 94568
(Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

On March 30, 2005, Simpson Manufacturing Co., Inc. (the “Company”) entered into an agreement with Las Positas LLC to purchase two buildings in Pleasanton, California, for approximately $9.6 million. The buildings comprise approximately 89,000 square feet and will be used for the Company’s home office, replacing the facility that the Company currently leases in Dublin, California. The Company is currently in the process of due diligence and if that is satisfactorily completed and other customary conditions are satisfied, the transaction is expected to close in August 2005.

Item 9.01             Financial Statements and Exhibits

(c)                  Exhibits:

Exhibit Number	Description

10.1	Purchase and Sale Agreement, dated March 28, 2005, between Simpson Manufacturing Co., Inc. and Las Positas LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	April 2, 2005	By	/s/ Michael J. Herbert
Michael J. Herbert
Chief Financial Officer